EXHIBIT 99.1


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                          FOR ADDITIONAL INFORMATION:
                            Media Relations:           Investor Relations:
                            Jim Vitak                  Daragh Porter
                            (614) 790-3715             (859) 815-3825
                            jevitak@ashland.com        dlporter@ashland.com

                           FOR IMMEDIATE RELEASE
                            August 21, 2006

ASHLAND INC. TO SELL APAC
TO OLDCASTLE MATERIALS, INC., FOR $1.30 BILLION

COVINGTON, Ky. - Ashland Inc. (NYSE: ASH) today announced that it has signed a definitive agreement to sell the stock of its wholly owned subsidiary, Ashland Paving And Construction, Inc. ("APAC"), to Oldcastle Materials, Inc., for $1.30 billion, the final price to be adjusted for changes in working capital and certain other accounts from Sept. 30, 2005, until closing. After-tax proceeds, pre-adjustment, are estimated to total $1.25 billion. The transaction, which has received antitrust clearance, is expected to close by the end of the month, subject to the satisfaction of customary closing conditions.

     At the company's September board meeting, Ashland management intends to recommend to its board of directors that substantially all of the net after-tax proceeds from this transaction be used to fund the completion of the existing share repurchase authorization, an additional share repurchase authorization and a special cash dividend. The aggregate share repurchases under the existing authorization and, if approved, the additional share repurchase authorization would be limited to approximately 10 million shares. There can be no assurance that the board of directors will accept management's recommendation.

     "Today, Ashland sharpens its focus on its future as a diversified chemical company," said James J. O'Brien, Ashland's chairman and chief executive officer. "When the transaction is completed, Ashland will consist of its four chemical divisions: Ashland Performance Materials, Ashland Distribution, Valvoline and Ashland Water Technologies."

     Continuing, Mr. O'Brien said, "While Ashland has been pleased with APAC's recent performance, the sale to Oldcastle is an important step in achieving Ashland's strategic objectives. In addition to our recommended use of proceeds, we continue to focus on creating

                                 - more -

Ashland Inc. - Covington, Ky. - 41012-0391 - (859) 815-3333 - www.ashland.com

Ashland Inc. to sell APAC to Oldcastle Materials for $1.30 billion, pg.2

long-term  value  for  Ashland's   shareholders.   We  have  the  financial
flexibility to pursue organic growth and seek acquisitions that complement and strengthen our core chemical businesses."

     In connection with the transaction, Credit Suisse Securities (USA) LLC acted as financial advisor, and Cravath, Swaine & Moore LLP acted as legal counsel to Ashland.

     Today at 10 a.m., EDT, Ashland will conduct a conference call and audio webcast for securities analysts. The event will be accessible through Ashland's Investor Relations website, www.ashland.com/investors. Afterward, an archived version of the webcast will be available on the Ashland website for 12 months. Minimum requirements to listen to the webcast include the free Windows MediaPlayer software and a 28.8 Kbps connection to the Internet.

     With approximately 9,700 employees, APAC currently operates in 14 Southern and Midwestern states and has 93 aggregate production facilities, including 36 permanent operating quarry locations; 31 ready-mix concrete plants; 226 hot-mix asphalt plants and more than 13,000 pieces of mobile equipment.

     Ashland Inc. (NYSE: ASH) is a FORTUNE 500 chemical and transportation construction company providing products, services and customer solutions throughout the world. To learn more about Ashland, visit www.ashland.com.

                                    -0-


FORTUNE 500 is a registered trademark of Time Inc.

FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include those that refer to
Ashland's operating performance and expectations about the APAC transaction, including those statements that refer to the expected benefits of the transaction and management's recommendation of anticipated use of proceeds and expected benefits to Ashland's shareholders. Although Ashland believes its expectations are based on reasonable assumptions, it cannot assure the expectations reflected herein will be achieved. The risks, uncertainties and assumptions include the possibility that Ashland will be unable to fully realize the benefits anticipated from the transaction, the possibility that the transaction may not close, and other risks that are described from time to time in the Securities and Exchange Commission (SEC) reports of Ashland. Other factors and risks affecting Ashland are contained in Ashland's Form 10-K, as amended, for the fiscal year ended Sept. 30, 2005, filed with the SEC and available on Ashland's Investor Relations website at www.ashland.com/investors or the SEC's website at www.sec.gov. Ashland undertakes no obligation to subsequently update or revise the forward-looking statements made in this news release to reflect events or circumstances after the date of this release.